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                                                                      Exhibit 23

DESCRIPTION: CONSENTS OF EXPERTS AND COUNSEL

Kurt D. Saliger
Certified Public Accountant
5000 West Oakey
Suite A-4
Las Vegas, Nevada 89146

February 22, 2000

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE: COMBINED PROFESSIONAL SERVICES, INC., FORM 10Q-SB

Dear Sir or Madam:

        As a Certified Public Accountant, I hereby consent to the inclusion of my report dated July 12, 1999, in the Form 10Q-SB filed by Combined Professional Services, Inc., including all references to my reports to the extend they are concurrent therewith and contained in the Form 10Q-SB.

By: /s/ KURT D. SALIGER
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    Kurt D. Saliger, C.P.A.